SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	May 2, 2007
(Date of earliest event reported)	April 26, 2007

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 4.01	Changes in Registrant's Certifying Accountant

On April 26, 2007, the Audit Committee of our Board of Directors recommended and approved the dismissal of KPMG LLP as principal accountants effective with the filing of our Form 10-Q for the period ended March 31, 2007. On May 2, 2007 that firm was dismissed.

The audit reports of KPMG LLP on the consolidated financial statements of ONEOK, Inc. and subsidiaries as of and for the years ended December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of KPMG LLP on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG LLP's report indicates that ONEOK, Inc. did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the Company's third party software system associated with accounting for derivative hedging instruments was inadequately designed to appropriately account for certain hedges of forecasted transactions and thus did not facilitate the recognition of hedging ineffectiveness in accordance with generally accepted accounting principles. The software system incorrectly reversed previously recognized hedging ineffectiveness when additional derivative instruments (basis swaps) were incorporated into the Company's hedging strategy related to the forecasted transactions. As a result, misstatements were identified in the Company's cost of sales and fuel account and accumulated other comprehensive income (loss).

During the two fiscal years ended December 31, 2006, and the subsequent interim period through May 2, 2007, there were (a) no disagreements, as described under Item 304(a)(1)(iv) of Regulation S-K, with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the matter in their report on or review of the financial statements for such periods, and (b) no reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

On April 26, 2007, the Audit Committee of our Board of Directors recommended and approved the engagement of PricewaterhouseCoopers LLP as our new independent registered public accounting firm. During our fiscal years ended December 31, 2006 and 2005, we did not consult PricewaterhouseCoopers LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, management's assessment of the effectiveness of internal control over financial reporting, or the effectiveness of internal controls over financial reporting, nor did we consult PricewaterhouseCoopers LLP regarding any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

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We provided KPMG LLP with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that KPMG LLP furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of KPMG LLP's letter dated May 2, 2007, is attached as Exhibit 16.1 to this Current Report Form 8-K.

Item 9.01	Financial Statements and Exhibits
16.1	Letter from KPMG LLP dated May 2, 2007, to the Securities and Exchange Commission regarding change in certifying accountant.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.
Date:	May 2, 2007	By:	/s/ Curtis L. Dinan
Senior Vice President - Chief Financial Officer and Treasurer

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